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            Consent of Independent Certified Public Accountants


First Investors Life Series Fund
95 Wall Street
New York, New York  10005

      We consent to the use in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A (File No. 2-98409) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors Life Series Fund, which are included in said Registration Statement.

                                          /s/Tait Weller & Baker


                                          TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
April 20, 1998